Exhibit 1.2

                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

               PPLUS CLASS A 6.70% TRUST CERTIFICATES SERIES LMG-4 PPLUS CLASS B 1.55% TRUST CERTIFICATES SERIES LMG-4

                                 TERMS AGREEMENT


                                                                January 14, 2005


Merrill Lynch Depositor, Inc.
4 World Financial Center
North Tower, 7th Floor
New York, New York 10080
Attention:  Michael F. Connor


Ladies and Gentlemen:

         We understand that Merrill Lynch Depositor, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 1,400,000 PPLUS Class A 6.70% Trust Certificates Series LMG-4 (the "Class A Certificates") at a $25 Stated Amount per Class A Trust Certificate and 1,400,000 PPLUS Class B 1.55% Trust Certificates Series LMG-4 (the "Class B Certificates" and together with the Class A Certificates, collectively, the "Underwritten Securities") with a notional principal amount of $25 per Class B Certificate.

         Reference is made to the purchase agreement dated February 9, 1998 (the "Standard Purchase Agreement") between Merrill Lynch, Pierce, Fenner & Smith Incorporated and the undersigned.

         By signing this agreement you hereby agree as follows:

         1. All references in the Standard Purchase Agreement to "STEERS Trust Certificates" shall be deemed to be references to "PPLUS Trust Certificates".

         2. All references in the Standard Purchase Agreement to "Standard Terms" shall be deemed to be references to the Standard Terms for Trust Agreements, dated as of November 5, 2004, between the Company and the Trustee.

         3. All references in the Standard Purchase Agreement to "Registration Statement" shall be deemed to be references to the registration statement on Form S-3 (No. 333-116208) as declared effective by the Securities and Exchange Commission on September 28, 2004.

         4. All references in the Standard Purchase Agreement to "Securities" shall be deemed to be references to up to $1,750,000,000 aggregate initial public offering price of the Company's PPLUS Trust Certificates.

         Subject to (i) the terms and conditions set forth below, (ii) the terms of the Standard Purchase Agreement which terms are incorporated by reference herein and (iii) your agreement to items 1 through 4 above, the underwriters named in Schedule 1 hereto (the "Underwriters") offer to purchase, severally and not jointly, the amount of Underwritten Securities opposite their names set forth in Schedule 1 hereto at the purchase price forth below. Merrill Lynch, Pierce, Fenner & Smith Incorporated shall act as representative to the Underwriters. The Underwritten Securities shall have the following terms:

Title: PPLUS Trust Certificates Series LMG-4, offered in two classes (Class A Trust Certificates and Class B Trust Certificates)

Ratings:                                   "BBB-" from Standard & Poor's, and
                                           "Baa3" from Moody's

Amount:                                    1,400,000 Class A Trust Certificates
                                           1,400,000 Class B Trust Certificates


Class A Trust Certificate Denominations:   Stated amount of $25 and integral
                                           multiples thereof


Class B Trust Certificate Denominations:   Notional principal amount of $25 and
                                           integral multiples thereof


Currency of payment:                       U.S. dollars

Distribution rate or formula:              Holders of Class A Trust Certificates
                                           will be entitled to distributions at
                                           6.70% per annum through February 1,
                                           2030, unless the Class A Trust
                                           Certificates are redeemed or called
                                           prior to such date.

                                           Holders of Class B Trust Certificates
                                           will be entitled to distributions at
                                           1.55% per annum through February 1,
                                           2030, unless the Class B Trust
                                           Certificates are redeemed or called
                                           prior to such date.

Cut-off Date:                              January 25, 2005

Distribution payment dates:                February 1 and August 1, commencing
                                           February 1, 2005.

Regular record dates:                      As long as the Underlying Securities
                                           are represented by one or more global
                                           certificated securities, the record
                                           day will be the close of business on
                                           the Business Day prior to the
                                           relevant distribution payment dates,
                                           unless a different record date is
                                           established for the Underlying
                                           Securities. If the Underlying
                                           Securities are no longer represented
                                           by one or more global certificated
                                           securities, the distribution payment
                                           date will be at least one Business
                                           Day prior to the relevant
                                           distribution payment dates.

Stated maturity date:                      February 1, 2030

Sinking fund requirements:                 None

Conversion provisions:                     None

Listing requirements:                      Class A Trust Certificates listed on
                                           the New York Stock Exchange

Black-out provisions:                      None

Fixed or Variable Price Offering:          Fixed Price Offering

Class A Trust Certificate Purchase Price:  $25.00 per Class A Trust Certificate

Class B Trust Certificate Purchase Price:  $4.125 per Class B Trust Certificate

Form: Book-entry Trust Certificates with The Depository Trust Company, except in certain limited circumstances

Closing date and location:                 January 25, 2005, Shearman & Sterling
                                           LLP, 599 Lexington Avenue, New York,
                                           NY

         Please accept this offer no later than 12:00 P.M. (New York City time) on January 14, 2005 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                Very truly yours,

                                MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED, as Representative



                                By: /s/ Michael Connor
                                    ----------------------------
                                    Authorized Signatory





Accepted:

MERRILL LYNCH DEPOSITOR, INC.



By: /s/ Stephan Kuppenheimer
    ------------------------------------
    Name:   Stephan Kuppenheimer
    Title:  President



                        [TERMS AGREEMENT SIGNATURE PAGE]

                                                                      Schedule 1


                               PPLUS Class A 6.70% Trust     PLUS Class B 1.55% Trust
Underwriter                    Certificates Series LMG-4     Certificates Series LMG-4
-----------                    -------------------------     -------------------------


Merrill Lynch, Pierce, Fenner
& Smith Incorporated                             955,000                     1,400,000

RBC Dain Rauscher Inc.                           300,000                             -

Piper Jaffray & Co                               145,000                             -
                               -------------------------     -------------------------
Total                                          1,400,000                     1,400,000